December 16, 2010

Dear Fellow Stockholder:

In April 2010, we provided an estimate of the per share value for Desert Capital REIT, Inc.’s ("Desert Capital" ) common stock.  The estimated value was based solely on the equity available to common stockholders based upon our December 31, 2009 audited financial statements.  Due to the continued decline in the value of Desert Capital’s real estate assets, we are providing an updated estimated value based on the unaudited balance sheet presented in our Form 10-Q for the quarter ending September 30, 2010.  At September 30, 2010, our equity (total assets less total liabilities) available to common stockholders was less than zero, producing an estimated value per common share of $0.00.  This internal estimate of value is based solely on our unaudited balance sheet as of September 30, 2010.  This estimate of value reflects, among other things, the impact of the recent adverse trends in the economy and the real estate industry. This estimate of value may not reflect the actual value of Desert Capital’s shares on any given date and is not a representation, warranty or guarantee that we or our stockholders, upon liquidation, would actually realize the estimated value per share.  We have not requested, nor have we received, an independent appraisal of the value per share of our common stock from an independent appraisal firm.

We were recently made aware of a November 23, 2010 letter to Desert Capital stockholders whereby Peachtree Partners ("Peachtree" ) offered to provide an exit strategy to allow Desert Capital stockholders to take advantage of a tax loss.  The Peachtree letter stated that, “your units will be assigned to us (Peachtree) at no cost to you.”  The letter included an Assignment Form & Limited Power of Attorney, which indicated a price per unit of $0.00.

Please be advised that Desert Capital does not recommend or endorse Peachtree's offer.  Desert Capital expresses no opinion and is remaining neutral as to whether Desert Capital stockholders should tender their shares in connection with the offer. Neither Desert Capital nor any of its management or board of directors is associated with Peachtree, the offer or the offer documentation.  We encourage our stockholders to consult your financial and tax advisors concerning Peachtree’s offer, and to exercise caution with respect to this and any other mini-tender offers you receive.

Mini-tender offers are offers to buy less than 5% of a company's common shares and "have been increasingly used to catch investors off guard," according to an investor alert on the Securities and Exchange Commission's (“SEC”) website. The SEC has cautioned investors about offers of this nature. Stockholders should be aware that many of the SEC's tender offer rules designed to protect investors do not apply to mini-tender offers. To read more about the risks of mini-tender offers, please review an investor alert on the SEC's website, available at www.sec.gov/investor/pubs/minitend.htm.

Desert Capital stockholders should be aware that there is no established trading market for our common stock and, accordingly, there is no established trading price for the common stock.  Further, Peachtree’s offer letter does not state how it determined its offer price of $0.00 per share for Desert Capital’s shares.

For more information about Desert Capital, please see its SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2009 and its 2010 quarterly reports on Form 10-Q which can be found on Desert Capital’s website at www.desertcapitalreit.com/sec.html and on the SEC's website at www.sec.gov.

If you have any questions, please contact your financial and/or tax advisors.

Sincerely,

                              /s/ Todd B. Parriott
                               Todd B. Parriott
                               Chief Executive Officer

FORWARD-LOOKING STATEMENTS

Certain matters discussed in this letter are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are those that are not historical in nature.  They can often be identified by their inclusion of words such as “will,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend” and similar expressions.  Any projection of revenues, earnings or losses, capital expenditures, distributions, capital structure or other financial terms is a forward-looking statement.  Similarly, statements that describe Desert Capital’s future plans, objectives or goals are also forward-looking statements.  Our forward-looking statements are based upon our management’s beliefs, assumptions and expectations of our future operations and economic performance, taking into account the information currently available to us.  Forward-looking statements involve risks and uncertainties, some of which are not currently known to us and are beyond our control, that might cause our actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements.  Some of the important factors that could cause our actual results, performance or financial condition to differ materially from expectations are: economic conditions impacting the real estate market and credit markets; changes in interest rates; our ability to sell assets; our continued inability to obtain liquidity; additional impairments on our assets; our inability to restructure our obligations under our junior subordinated notes; and, although we believe our proposed method of operations will be in conformity with the requirements for qualification as a REIT, we cannot assure you that we will qualify as a REIT or, if so qualified, will continue to qualify as a REIT.  Our failure to qualify or remain qualified as a REIT could have material adverse effect on our performance and your investment.  We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the events described by our forward-looking statements might not occur.  We qualify any and all of our forward-looking statements by these cautionary factors.  For a more detailed description of the risks affecting our financial condition and results of operations, see “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the Securities and Exchange Commission, which is available on Desert Capital’s website at www.desertcapitalreit.com.